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                                   ITEM 24(b)

                                 EXHIBIT NO. 5

                          VARIABLE ANNUITY APPLICATION
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[LOGO]            THE BEST OF AMERICA(R) SUCCESSOR(SM) ANNUITY
                                   APPLICATION
                      INDIVIDUAL DEFERRED VARIABLE ANNUITY
                        [$15,000] MINIMUM INITIAL PAYMENT

                        Nationwide Life Insurance Company
                                [P.O. Box 16609]
                               Columbus, OH 43215

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PLAN TYPE   An option must be selected

This contract is established as a:   [ ] IRA Rollover     [ ] Roth IRA Rollover


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DEATH BENEFIT OPTIONS    Maximum issue age through age 85.

[ ] STANDARD DEATH BENEFIT

[ ] 1 - YEAR ANNIVERSARY *

[ ] 5 - YEAR ANNIVERSARY *

OTHER OPTIONS

[ ] 5 YEAR CONTINGENT DEFERRED SALES CHARGE *

[ ] 7 YEAR CONTINGENT DEFERRED SALES CHARGE *

[ ] REDUCED PURCHASE PAYMENT RIDER *

[ ] INCOME GUARD (Not available in NJ or CA) *

                  ONLY AVAILABLE FOR ANNUITANTS AGE 82 OR LESS

             *ELECTION OF THIS OPTION WILL INCREASE OR DECREASE THE
                 VARIABLE ACCOUNT CHARGE, PLEASE SEE PROSPECTUS.

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CONTRACT OWNER

Last Name


First Name (continued)                                                    MI


Address ____________________________________

        ____________________________________


Sex   [ ] M   [ ] F     Birthdate       /     /
                                   -----------------
                                     MM   DD    YYYY

Soc. Sec. No. or Tax ID _____________________________

ANNUITANT

Last Name                 Complete only if different from primary Contract Owner


First Name                                                                MI


Address ____________________________________

        ____________________________________
            Maximum issue age through age 85

Sex   [ ] M   [ ] F     Birthdate       /     /
                                   -----------------
                                     MM   DD    YYYY

Soc. Sec. No. or Tax ID _____________________________

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BENEFICIARY   Whole percentages only, must total 100%.

                                                                         Relationship                         Birthdate
Primary  Contingent   Print Full Name (Last, First, MI)     Allocation   to Annuitant      Soc. Sec. No.      MM/DD/YYYY

  [ ]                 _________________________________     _________%   ____________      _____________     ___/___/_____

  [ ]       [ ]       _________________________________     _________%   ____________      _____________     ___/___/_____

  [ ]       [ ]       _________________________________     _________%   ____________      _____________     ___/___/_____

  [ ]       [ ]       _________________________________     _________%   ____________      _____________     ___/___/_____


APO-4297-A          Product of Nationwide Life Insurance Co.          AO (10/99)

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            NOTICE TO ALL RESIDENTS (FL, MN, ND, PA, SC, SD, TX, VT )
            ---------------------------------------------------------

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER CONTRACT VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, OR WHEN SUBJECT TO A MARKET VALUE ADJUSTMENT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE NET INVESTMENT FACTOR OR APPLICATION OF A MARKET VALUE ADJUSTMENT, AS APPLICABLE, AND ARE NOT GUARANTEED AS TO THE FIXED-DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED. A MARKET VALUE ADJUSTMENT MAY BE ASSESSED ON ANY GUARANTEED TERM OPTIONS THAT HAVE NOT MATURED JUST PRIOR TO ANNUITIZATION AND WOULD BE IN ADDITION TO THE SCHEDULED SURRENDER PENALTY CHARGE.

ADDITIONALLY, ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE UNDERLYING INVESTMENT OPTIONS MAY VARY AND ARE NOT GUARANTEED BY NATIONWIDE LIFE INSURANCE COMPANY, ANY OTHER INSURANCE COMPANY, BY THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT. THEY ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY AGENCY FEDERAL OR STATE.

        NOTICE TO ALL RESIDENTS (AR, DC, FL, KY, LA, ME, NJ, NM, OH, PA)
        ----------------------------------------------------------------

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE ANY INSURANCE COMPANY OR OTHER PERSON, FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND MAY SUBJECT SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES, FINES, IMPRISONMENT, OR A DENIAL OF INSURANCE BENEFITS.

                    FOR AZ RESIDENTS ONLY: TEN DAY FREE LOOK
                    ----------------------------------------

TO BE SURE THAT THE ANNUITANT IS SATISFIED WITH THIS CONTRACT, THE ANNUITANT HAS TEN DAYS TO EXAMINE THE CONTRACT AND RETURN IT TO THE HOME OFFICE OR THE AGENT THROUGH WHOM IT WAS PURCHASED, FOR ANY REASON. WHEN THE CONTRACT IS RECEIVED IN THE HOME OFFICE, THE COMPANY WILL RETURN THE CONTRACT VALUE TO THE ANNUITANT, WITHOUT DEDUCTION FOR ANY SALES CHARGES OR ADMINISTRATIVE FEE AS OF THE DATE OF CANCELLATION, WHERE PERMITTED BY LAW.

                             FOR AZ RESIDENTS ONLY:
                             ----------------------

UPON WRITTEN REQUEST, THE COMPANY AGREES TO PROVIDE, WITHIN A REASONABLE TIME, REASONABLE FACTUAL INFORMATION REGARDING THE BENEFITS AND PROVISIONS OF THE ANNUITY CONTRACT TO THE ANNUITANT.

                             FOR MN RESIDENTS ONLY:
                             ----------------------

THIS POLICY OR CONTRACT IS NOT PROTECTED BY THE MINNESOTA LIFE AND HEALTH INSURANCE GUARANTY ASSOCIATION OR THE MINNESOTA INSURANCE GUARANTY ASSOCIATION. IN THE CASE OF INSOLVENCY, PAYMENT OF CLAIMS IS NOT GUARANTEED.
ONLY THE ASSETS OF THE INSURER WILL BE AVAILABLE TO PAY YOUR CLAIM.


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REMARKS



APO-4297-A          Product of Nationwide Life Insurance Co.          AO (10/99)

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ANNUITY PURCHASE PAYMENTS      [ ] Rollover      [ ] Apply for tax year _______

First Purchase Payment $__________ ([$15,000] MINIMUM INITIAL PAYMENT) submitted. A copy of this application properly signed by the producer will constitute receipt for such amount. If this application is declined by the Company, there will be no liability on the part of the Company, and any payments submitted with this application will be refunded.


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PURCHASE PAYMENT ALLOCATION    A contract cannot be issued unless this section
                               is complete. Whole percentages only, must total 100%.


AMERICAN CENTURY
   ____%   Growth: Investor Class
   ____%   Income & Growth: Advisor Class
   ____%   International Growth: Advisor Class
   ____%   Short-Term Government: Investor Class
   ____%   Ultra: Investor Class

DREYFUS
   ____%   Appreciation Fund, Inc.
   ____%   Balanced Fund, Inc.
   ____%   Emerging Leaders Fund
   ____%   Premier Third Century Fund, Inc.

FEDERATED
   ____%   Bond Fund - Class F
   ____%   High Yield Trust

FIDELITY ADVISOR
   ____%   Balanced Fund - Class A
   ____%   Equity Income Fund - Class A
   ____%   Growth Opportunities Fund - Class A
   ____%   High Yield Fund - Class T

FRANKLIN MUTUAL SERIES FUND, INC.
   ____%   Mutual Shares Fund: Class A
   ____%   Small Cap Growth Fund - Class A

INVESCO
   ____%   Dynamics Fund
   ____%   Small Company Growth Fund
   ____%   Total Return Fund

JANUS
   ____%   Fund
   ____%   Twenty Fund
   ____%   Worldwide Fund

LAZARD
   ____%   Small Cap Portfolio - Open Shares

NATIONWIDE(R) FUNDS
   ____%   Nationwide(R) Bond Fund - Class D
   ____%   Nationwide(R) Fund - Class D
   ____%   Nationwide(R) Growth Fund - Class D
   ____%   Nationwide(R) Intermediate U.S. Government Bond Fund - Class D
   ____%   Nationwide(R) Money Market Fund - Class R
   ____%   Nationwide S&P 500(R) Index Fund - Class R

NEUBERGER BERMAN
   ____%   Genesis Trust
   ____%   Guardian Trust
   ____%   Partners Trust

OPPENHEIMER
   ____%   Oppenheimer Global Fund: Class A

PRESTIGE
   ____%   Balanced Fund - Class A
   ____%   International Fund - Class A
   ____%   Large Cap Growth Fund - Class A
   ____%   Large Cap Value Fund - Class A
   ____%   Small Cap Fund - Class A

STRONG
   ____%   Common Stock Fund, Inc.

TEMPLETON
   ____%   Templeton Foreign Fund - Class A

MVA/GUAR. TERM OPTION (GTO) NOT AVAILABLE IN PA, MD, NJ, OR WA
   ____%   3 Year
   ____%   5 Year           $1,000 minimum for each MVA/GTO option
   ____%   7 Year
   ____%   10 Year

APO-4297-A          Product of Nationwide Life Insurance Co.          AO (10/99)

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CONTRACT OWNER SIGNATURES

I hereby represent my answers to the above questions to be accurate and complete and acknowledge that I have received a copy of the current prospectus for this variable annuity contract.

[ ] Yes   [ ] No    Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

[ ] Please send me a copy of the statement of additional information to the prospectus.

STATE IN WHICH APPLICATION WAS SIGNED ___________________ DATE ________________
                                             State

ANNUITANT _____________________________________________________________________
                                      Signature

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PRODUCER INFORMATION

[ ] Yes    [ ] No    Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

PRODUCER SIGNATURE _______________________________________
                                 Signature

       FLORIDA LICENSE IDENTIFICATION NO.: _______________

       PRODUCER'S NAME (print) _______________________   PRODUCER SSN __________

       FIRM NAME _____________________________________   PHONE (___)____________

       ADDRESS _______________________________________

               _______________________________________

               _______________________________________


APO-4297-A          Product of Nationwide Life Insurance Co.          AO (10/99)